Exhibit 10.6

KNOWLTON DEVELOPMENT PARENT INC.

STOCK OPTION PLAN

Stock Option Agreement

THIS AGREEMENT (this “Option Agreement”), is made effective as of [●] (the “Grant Date”), by and between Knowlton Development Parent, Inc., a corporation incorporated under the BCBCA (the “Company”), and [●] (the “Optionee”). Capitalized terms used but not otherwise defined herein shall have the meanings so indicated in the Knowlton Development Parent Inc. Stock Option Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Board has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein to the Optionee pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Optionee the right and option to purchase, on the terms and conditions set forth in the Plan and this Option Agreement, [●] Shares (the “Option”), subject to adjustment as set forth in the Plan. The Option shall be divided into two tranches as follows: (a) one-third (1/3) of the Option shall be subject to time-based vesting criteria and shall be referred to as the “Time Vesting Option,” and (b) two-thirds (2/3) of the Option shall be subject to performance-based vesting criteria and shall be referred to as the “Performance Vesting Option”. At any time, the portion of the Option that has become vested and exercisable is hereinafter referred to as the “Vested Portion,” and any portion of the Option that is not a Vested Portion is hereinafter referred to as the “Unvested Portion.”

2. Option Price. The purchase price of the Shares subject to the Option shall be US$[●]per Share (the “Option Price”), subject to adjustment as set forth in the Plan.

3. Vesting of the Time Vesting Option.

a. General. Subject to Section 3(b) hereof, twenty percent (20%) of the Time Vesting Option shall vest on each of the first five anniversaries of the Vesting Commencement Date, subject to the Optionee’s Continued Service through each applicable vesting date. The Vesting Commencement Date shall be [●].

b. Accelerated Vesting Upon a Sale of the Company. The Time Vesting Option, to the extent not then vested or forfeited, shall accelerate and become fully vested immediately prior to and contingent upon the occurrence of a Sale of the Company, subject to the Optionee’s Continued Service on the date of consummation of such Sale of the Company. For the avoidance of doubt, an IPO is not a Sale of the Company.

4. Vesting of the Performance Vesting Option.

a. Vesting Prior to an IPO. If an IPO has not occurred, the Performance Vesting Option shall vest immediately prior to and contingent upon the occurrence of a Sale of the Company, subject to the Optionee’s Continued Service on the date of the consummation of such Sale of the Company and the achievement of the performance goals set forth in Section 4(a) and Section 4(c) below. Any portion of the Performance Vesting Option that does not vest upon a Sale of the Company shall be immediately forfeited for no consideration. For the avoidance of doubt, no portion of the Performance Vesting Option shall vest prior to an IPO unless and until a Sale of the Company occurs.

i. Twenty-five percent (25%) of the Performance Vesting Option shall vest only if, upon the occurrence of a Sale of the Company, the Sponsors have received Proceeds that result in achievement of a MOIC equal to one and one-half (1.5) or greater, subject to the Optionee’s Continued Service through such Sale of the Company;

ii. an additional twenty-five percent (25%) of the Performance Vesting Option shall vest only if, upon the occurrence of a Sale of the Company, the Sponsors have received Proceeds that result in achievement of a MOIC equal to two (2) or greater, subject to the Optionee’s Continued Service through such Sale of the Company;

iii. an additional twenty-five percent (25%) of the Performance Vesting Option shall vest only if, upon the occurrence of a Sale of the Company, the Sponsors have received Proceeds that result in achievement of a MOIC equal to two and one-half (2.5) or greater, subject to the Optionee’s Continued Service through such Sale of the Company; and

iv. the remaining twenty-five percent (25%) of the Performance Vesting Option shall vest only if, upon the occurrence of a Sale of the Company, the Sponsors have received Proceeds that result in achievement of a MOIC equal to three (3) or greater, subject to the Optionee’s Continued Service through such Sale of the Company.

b. Vesting Following an IPO. Following an IPO, the Performance Vesting Option shall vest as set forth in this Section 4(b) and, with respect to the portion of the Performance Vesting Option eligible to vest pursuant to Sections 4(b)(iii), (iv), (v) and (vi), subject to Section 4(c) below.

i. Twelve and a half percent (12.5%) of the Performance Vesting Option shall vest on the earlier of (x) the first anniversary of the IPO and (y) immediately prior to the occurrence of a Sale of the Company, subject to the Optionee’s Continued Service through such applicable date;

ii. an additional twelve and a half percent (12.5%) of the Performance Vesting Option shall vest on the earlier of (x) the second anniversary of the IPO and (y) immediately prior to the occurrence of a Sale of the Company, subject to the Optionee’s Continued Service through such applicable date;

iii. an additional eighteen and three fourths percent (18.75%) of the Performance Vesting Option shall vest on any Measurement Date upon which the Sponsors have received Proceeds that result in achievement of a MOIC equal to one and one-half (1.5) or greater, subject to the Optionee’s Continued Service through such Measurement Date;

iv. an additional eighteen and three fourths percent (18.75%) of the Performance Vesting Option shall vest on any Measurement Date upon which the Sponsors have received Proceeds that result in achievement of a MOIC equal to two (2) or greater, subject to the Optionee’s Continued Service through such Measurement Date;

v. an additional eighteen and three fourths percent (18.75%) of the Performance Vesting Option shall vest on any Measurement Date upon which the Sponsors have received Proceeds that result in achievement of a MOIC equal to two and one-half (2.5) or greater, subject to the Optionee’s Continued Service through such Measurement Date; and

vi. the remaining eighteen and three fourths percent (18.75%) of the Performance Vesting Option shall vest on any Measurement Date upon which the Sponsors have received Proceeds that result in achievement of a MOIC equal to three (3) or greater, subject to the Optionee’s Continued Service through such Measurement Date.

Any portion of the Performance Vesting Option, other than the portion of the Performance Vesting Option that is eligible to vest pursuant to Sections 4(b)(i) and (ii), that does not vest upon the Final Performance Measurement Date shall be immediately forfeited for no consideration.

c. IRR Vesting Requirement. Notwithstanding Sections 4(a) and 4(b), no portion of the Performance Vesting Option (other than the portion of the Performance Vesting Option that is eligible to vest pursuant to Sections 4(b)(i) and 4(b)(ii)) shall vest unless, upon the occurrence of a Sale of the Company or a Measurement Date, as applicable, the Sponsors have received Proceeds that result in achievement of an IRR of at least eight percent (8%).

d. Calculation of IRR and MOIC. It is understood and agreed that the determination of IRR and MOIC shall be made on an “as if” basis prior to the actual receipt of Proceeds, and the outstanding portion of the Performance Vesting Option shall become part of the Vested Portion immediately prior to the receipt of such Proceeds, on the basis of the Proceeds to be received by the Sponsors (including after giving effect to vesting of the Performance Vesting Option as a result thereof under this paragraph), and shall be treated as such in connection with such receipt of Proceeds. As a result, the calculations described in this Section 4 shall be made in terms of amounts to be received by the Sponsors and the portion of the Performance Vesting Option that will become part of the Vested Portion, all computed on an “after-vesting” basis as to the Performance Vesting Option. All calculations of MOIC and IRR approved by the Board shall be final and binding upon the Optionee and all other interested parties.

5. Forfeiture; Expiration.

a. Termination of Service.

i. Upon the Termination Date, the Unvested Portion of the Option shall be cancelled and forfeited without consideration therefor; provided that, in the event of a termination of the Optionee’s Service by the Company without Cause, a pro rata portion of the Time Vesting Option otherwise scheduled to vest on the next annual vesting date (if any) will immediately vest pro rata based on the number of days worked by the Optionee during such annual vesting period divided by 365. Notwithstanding anything herein to the contrary, in the event that the Optionee’s Service is terminated by the Company for Cause or the Optionee resigns at a time when the Optionee’s acts or omissions constitute grounds to terminate the Optionee’s Service for Cause, without regard to any applicable cure rights or notice periods, the Vested Portion of the Option also shall be cancelled and forfeited on the Termination Date without consideration therefor.

b. Breach of Restrictive Covenants. Any outstanding portion of the Option, including the Vested Portion, shall be cancelled and forfeited without consideration therefor if the Optionee breaches any provision of Section 9 hereof or any restrictive covenants in any other agreement between the Optionee and the Company or an Affiliate (any such provision, a “Restrictive Covenant”).

c. Expiration of Option Term. Any unexercised portion of the Option shall expire upon the tenth (10th) anniversary of the Grant Date.

6. Period of Exercise. Subject to the provisions of the Plan and this Option Agreement, the Optionee may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

a. the tenth (10th) anniversary of the Grant Date;

b. the date that is twelve (12) months following the date of termination of the Optionee’s Service due to death or Disability;

c. the date that is ninety (90) days following termination of the Optionee’s Service by the Company without Cause; and

d. the date that is thirty (30) days following termination of the Optionee’s Service other than as described in Sections 6(b) and (c).

7. Exercise Procedures.

a. Notice of Exercise. Subject to Section 6 hereof, the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be acquired upon exercise and applicable withholding tax. In the event the Option is being exercised by the Optionee’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Board) of the representative’s right to exercise the Option. The aggregate Option Price for the Shares to be exercised shall be paid in cash or its equivalent (e.g., by cashier’s check) unless otherwise permitted by the Board, in its sole discretion.

b. Rights of Optionee; Method of Exercise. Neither the Optionee nor the Optionee’s representative shall have any rights to dividends, voting rights or other rights of a shareholder with respect to Shares subject to the Option until (i) the Optionee has given a Notice of Exercise of the Option and paid the Option Price and the applicable withholding tax for such Shares, (ii) such Shares have been issued, (iii) the Optionee has executed a joinder to the Shareholders Agreement, such joinder substantially in the form attached hereto as Exhibit B, and (iv) if applicable, the Optionee has satisfied any other conditions imposed by the Board pursuant to the Plan. In the event of the Optionee’s death, the Vested Portion shall be exercisable by the executor or administrator of the Optionee’s estate or the person or persons to whom the Optionee’s rights under this Option Agreement shall pass by will or by the laws of descent and distribution, as the case may be. Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions of this Option Agreement and the Plan.

8. Shareholders Agreement; Call Rights. All Shares acquired upon exercise of this Option shall be subject to the terms and conditions set forth in the Shareholders Agreement, including, without limitation, the repurchase rights set forth in Article VI therein.

9. Restrictive Covenants.

a. [Non-Competition and] Non-Solicitation.

i. [Non-Competition. The Optionee agrees that the Optionee shall not, directly or indirectly, without the prior written consent of the Company while a service provider of the Company and during the twelve (12)-month period following the Termination Date, engage in activities or businesses (including, without limitation, by owning any interest in, managing, controlling, participating in, consulting with, advising, rendering services for or in any manner engaging in the business of owning, operating or managing any business) in all or any part of North America or any other country or region in which the Company or its Affiliates conduct or solicit business or, as of the Termination Date, are planning to conduct or solicit business (the “Territory”) that (i) are principally or primarily in the business of product development, formulation and manufacturing for established and emerging beauty, personal care and home/industrial care companies, (ii) otherwise directly or indirectly compete with the business of the Company and its Affiliates or (iii) involve any prospective business which is actively sought or being sought by the Company and its Affiliates. In the case of the immediately preceding clauses (ii) and (iii), the other business must directly or indirectly compete with the business of the Company and its Affiliates at some point during the Optionee’s Service and the prospective business must be actively sought by the Company and its Affiliates at some point during the Optionee’s Service. Furthermore, in the case of the immediately preceding clauses (ii) and (iii), the Optionee must have had access to and/or obtained knowledge of Confidential Information (as defined below) concerning, and/or been involved with, the business or prospective business at some point during the Optionee’s Service (the “Business”).]

ii. Non-Solicitation of Customers, Prospective Customers and Suppliers. The Optionee agrees that the Optionee shall not, directly or indirectly, without the prior written consent of the Company while a service provider of the Company [and during the twenty-four (24)-month period following the Termination Date (the “Non-Solicitation Restricted Period”)]: (x) canvass or solicit the business of, or procure or assist the canvassing or soliciting of the business of any Customer, Prospective Customer or Supplier with whom or which the Optionee materially interacted during the Term or about whom or which the Optionee received Confidential Information during the Term for any purpose which is in competition, in whole or in part, with the Business; (y) procure or assist the procurement of any business from any Customer or Prospective Customer with whom or which the Optionee materially interacted during the Term or about whom or which the Optionee received Confidential Information during the Term, for any purpose which is in competition, in whole or in part, with the Business, in all or part of the Territory; or (z) interfere or attempt to interfere with the Business or persuade or attempt to persuade any Customer, Prospective Customer or Supplier with whom the Optionee materially interacted during the Term or about whom the Optionee received Confidential Information during the Term to discontinue or alter in an adverse manner such Person’s relationship with the Business.

iii. Non-Solicitation of Employees and Service Providers. The Optionee agrees that the Optionee shall not, directly or indirectly, without the prior written consent of the Company while a service provider of the Company and during the [Non-Solicitation Restricted Period][eighteen (18)-month period following the Termination Date]: (x) solicit the employment or service of, or otherwise induce or entice away from the employment or service of the Company or its Affiliates, any individual who, to the Optionee’s knowledge, is employed by the Company or its Affiliates or any Person whose services are, to the Optionee’s knowledge, retained by the Company or its Affiliates at the time of the Termination Date or who was, to the Optionee’s knowledge, employed by the Company or its Affiliates or whose services were, to the Optionee’s knowledge, retained by the Company or its Affiliates in the six (6)-month period immediately preceding the Termination Date (the “Restricted Persons”), whether or not such Restricted Person would commit any breach of his or her contract of employment or services agreement by reason of leaving the employment or the service of the Company or its Affiliates; or (y) procure or assist any Person to offer employment to or solicit the employment or service of, or otherwise entice away from the employment or service of, the Company any Restricted Person.

Notwithstanding the foregoing, Section 9(a)(iii) shall not apply to any service or engagement as a result of an advertisement for service that is not specifically targeted at such Restricted Person.

iv. [The provisions of Section 9(a) shall not be deemed breached as a result of the Optionee’s passive ownership of: (i) less than an aggregate of two percent (2%) of any class of securities of a Person engaged, directly or indirectly, in activities that are competitive with the Business, so long as the Optionee does not actively participate in the business of such Person; provided, however, that such stock is listed on a national securities exchange; or (ii) less than an aggregate of five percent (5%) in value of any instrument of indebtedness of a Person engaged, directly or indirectly, in activities that are competitive with the Business.]

v.If a final and non-appealable judicial or arbitral determination is made that any of the provisions of this Section 9(a) constitutes an unreasonable or otherwise unenforceable restriction against the Optionee, the provisions of this Section 9(a) will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction. Moreover, and without limiting the generality of Section 9(g), notwithstanding the fact that any provision of this Section 9(a) is determined not to be subject to specific enforcement, the Company will nevertheless be entitled to recover monetary damages as a result of the Optionee’s breach of such provision.

b. Nondisclosure of Confidential Information.

i. The Optionee acknowledges that the Confidential Information obtained by the Optionee while employed by the Company and its subsidiaries and Affiliates is the property of the Company or its subsidiaries and Affiliates, as applicable. Therefore, the Optionee agrees that the Optionee shall not disclose any Confidential Information to any unauthorized Person or use any Confidential Information for the Optionee’s own purposes or any purpose other than the performance of his or her duties under this Option Agreement.

ii.For purposes of this Option Agreement, “Confidential Information” means information, observations and data concerning or relating to the business or affairs of the Company and its subsidiaries and Affiliates, including, without limitation, all business information (whether or not in written form) which relates to the Company, its subsidiaries or Affiliates, or their customers, suppliers or contractors or any other third parties in respect of which the Company or its subsidiaries or Affiliates has a business relationship or owes a duty of confidentiality, or their respective businesses or products, including but not limited to: technical information or reports; formulas; trade secrets; unwritten knowledge and “know-how”; operating instructions; training manuals; customer lists; customer buying records and habits; product sales records and documents, and product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; product cost; long-range plans; information relating to pricing, competitive strategies and new product development; information relating to any forms of compensation or other personnel-related information; contracts; and supplier lists. Confidential Information will not include such information (i) known to the Optionee prior to the Optionee’s involvement with the Company or its subsidiaries or Affiliates or (ii) information rightfully obtained from a third party or that is generally known to the parties (other than pursuant to the Optionee’s negligence or breach of this Option Agreement). Without limiting the foregoing, the Optionee and the Company each agrees to keep confidential the existence of, and any information concerning, any dispute between the Optionee and the Company or its subsidiaries and Affiliates, except that the Optionee and the Company each may disclose information concerning such dispute to the court that is considering such dispute or to their respective legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of such dispute).

iii.The Optionee agrees that the Optionee shall not disclose the terms of this Option Agreement, except to the Optionee’s immediate family and the Optionee’s financial and legal advisors, or as may be required by law or ordered by a court. The Optionee further agrees that any disclosure to the Optionee’s financial and legal advisors will only be made after such advisors acknowledge and agree to maintain the confidentiality of this Option Agreement and its terms.

iv.If the Optionee receives a request to disclose Confidential Information or the terms of this Option Agreement pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process or similar legal process, (i) the Optionee shall promptly notify the Company in writing and consult with and assist the Company in seeking a protective order or request for other appropriate remedy, (ii) in the event that such protective order or remedy is not obtained, or if the Company waives compliance with the terms hereof, the Optionee shall disclose only that portion of the Confidential Information or the terms of this Option Agreement which, based on the written advice of the Optionee’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to provide that the receiving Person shall agree to treat such Confidential Information as confidential to the greatest extent possible (and permitted under applicable law) in respect of the applicable proceeding or process and (iii) the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof.

v.The Optionee further agrees that the Optionee will not use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom the Optionee has an obligation of confidentiality, and will not bring onto the premises of the Company or its subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or other Person to whom the Optionee has an obligation of confidentiality unless consented to in writing by the former employer or other Person.

vi.The Optionee understands that nothing contained in this Option Agreement limits the Optionee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state, provincial or local governmental agency or commission (“Government Agencies”). The Optionee further understands that this Option Agreement does not limit the Optionee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Option Agreement does not limit the Optionee’s right to receive an award for information provided to any Government Agency. Further, the Company hereby provides notice to the Optionee pursuant to 18 U.S.C. §1833 that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, provincial or local government official, either directly or indirectly, or to any attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (A) files any and all documents containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. The Optionee is advised to consult an attorney prior to disclosing any trade secrets or other Confidential Information as such immunity is only applicable in limited situations.

c. Return of Property. The Optionee acknowledges that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, hardware, software or other technology, intellectual property, or other property concerning or relating to the businesses of the Company or any of its subsidiaries and Affiliates, in whatever form (including electronic), and all copies thereof, that are received or created by the Optionee (including but not limited to Confidential Information and Inventions (as defined below)) are and shall remain the property of the Company and its subsidiaries and Affiliates, and the Optionee shall immediately return, or at the Company’s request immediately dispose of such property to the Company upon the termination of the Optionee’s employment and, in any event, at the Company’s request. The Optionee further agrees that any property situated on the premises of, and owned by, the Company or its subsidiaries or Affiliates, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time with or without notice.

d. Intellectual Property Rights.

i. The Optionee agrees that all results and proceeds of the Optionee’s services for the Company or its subsidiaries or Affiliates (including, but not limited to, any and all trade secrets, products, materials, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental or experimental work, improvements, discoveries, inventions, ideas, software, source and object codes, programs, data, information, matters of a literary, musical, dramatic or otherwise creative nature, writings and other works of authorship, technology, intellectual property and other property) resulting from or relating to services performed for or on behalf of the Company or its subsidiaries or Affiliates and any works in progress for the Company or its subsidiaries or Affiliates, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived or reduced to practice or learned by the Optionee, either alone or jointly with others (collectively, “Inventions”), shall be works-made-for-hire and the Company (or, if applicable or as directed by the Company, any of its subsidiaries or Affiliates) shall be deemed the sole owner throughout the universe of the Inventions along with any and all trade secret, patent, copyright and other intellectual property rights of whatsoever nature therein (collectively, “Proprietary Rights”), whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion, without any further payment to the Optionee whatsoever. If, for any reason, any Inventions shall not legally be a work-made-for-hire and/or there are any Proprietary Rights which do not accrue to the Company (or, as the case may be, any of its subsidiaries or Affiliates) under the immediately preceding sentence, then the Optionee hereby irrevocably assigns any and all of the Optionee’s right, title and interest thereto whether or not now or hereafter known, existing, contemplated, recognized or developed, to the Company (or, if applicable or as directed by the Company, any of its subsidiaries or Affiliates), and the Company or such subsidiaries or Affiliates shall have the right to use the same in perpetuity throughout the universe in any manner determined by the Company or such subsidiaries or Affiliates without any further payment to the Optionee whatsoever. The Optionee shall promptly and fully disclose to the Company all information known to the Optionee concerning any Inventions or other Proprietary Rights. To the extent the Optionee has any Proprietary Rights that cannot be assigned in the manner described above, the Optionee unconditionally and irrevocably relinquishes, discharges and waives the enforcement of such Proprietary Rights. This Section 9(d) is subject to and shall not be deemed to limit, restrict or constitute any waiver by the Company of any Proprietary Rights of ownership to which the Company may be entitled by virtue of the Company’s being the Optionee’s employer or otherwise by operation of law.

ii. The Optionee agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Optionee shall deliver all documents and do any and all things that the Company may reasonably deem useful or desirable to establish or document the Company’s exclusive ownership throughout any and all countries of any and all Proprietary Rights or to file applications, to register, prosecute, obtain, perfect, evidence, maintain, defend or enforce any Proprietary Rights, including, without limitation, the execution of appropriate copyright, patent and other intellectual property applications or assignments. In addition, the Optionee shall execute, verify, and deliver assignments of such Proprietary Rights to the Company or its designees. The Optionee’s obligation to assist the Company with respect to Proprietary Rights in any and all countries shall continue beyond the termination of the Optionee’s employment with the Company.

iii. The Optionee hereby assigns to the Company all right, title and interest in or to the Proprietary Rights and relinquishes and waives any and all claims, of any nature whatsoever, that the Optionee now or may hereafter have in or to any Proprietary Rights.

e. Nondisparagement. The Optionee shall not at any time while a service provider of the Company and following the Termination Date, whether in writing or orally, malign, denigrate or disparage the Company, its subsidiaries or Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light. Notwithstanding the foregoing, nothing contained in this Section 9(e) shall be construed to limit or interfere with the Optionee’s right to engage in the activities set forth in Section 9(b)(vi).

f. Notification of Subsequent Employer. The Optionee hereby agrees that prior to accepting employment with, or agreeing to provide services to any other Person during any period during which the Optionee remains subject to any of the covenants set forth in Section 9(a), the Optionee shall provide such prospective employer with written notice of such provisions of this Option Agreement, with a copy of such notice delivered simultaneously to the Company.

g. Remedies and Injunctive Relief. The Optionee acknowledges that a violation by the Optionee of any of the covenants contained in this Section 9 would cause irreparable damage to the Company in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, the Optionee agrees that, notwithstanding any provision of this Option Agreement to the contrary, the Company shall be entitled (without the necessity of posting any bond or showing economic loss or other actual damage) to seek injunctive relief (including temporary restraining orders, preliminary injunctions and/or permanent injunctions) in arbitration or in any court of competent jurisdiction, as applicable in accordance with Section 17, for any actual or threatened breach of any of the covenants set forth in this Section 9, in addition to any other legal or equitable remedies it may have. The preceding sentence shall not be construed as a waiver of the rights that the Company may have for damages under this Option Agreement or otherwise, and all of the Company’s rights shall be unrestricted. Notwithstanding any other provision in this Option Agreement to the contrary, the duration of any restrictive covenant in Section 9(a) of this Option Agreement shall be tolled during any period of violation of any such covenant, and the duration of the restrictive covenant shall be extended by the number of days which equals the aggregate of all days during which such violations occurred.

10. No Right to Continued Service. The granting of the Option shall impose no obligation on the Company or any Affiliate to continue the Service of the Optionee and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Optionee.

11. Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Option Agreement, or require the Optionee to remit to the Company, the minimum statutory amount to satisfy federal, provincial, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Option Agreement.

12. Transferability. Unless otherwise determined by the Board, the Optionee shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 6(i) of the Plan.

13. Adjustment of Option. Adjustments to the Option (or any Shares underlying the Option) shall be made in accordance with the terms of the Plan.

14. Definitions. For purposes of this Option Agreement:

a. [“Business” means any business that (i) is in the business of product development, formulation and manufacturing for established or emerging beauty, personal care and home/industrial/automotive care companies, (ii) is directly or indirectly competitive with the business of the Company or any of its Subsidiaries or Affiliates, or (iii) the Company or any of its Subsidiaries or Affiliates has engaged with or is planning to engage with as of the Termination Date.]

b. “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

c. “Continued Service” means actively performing services without regard to any period of notice (or any period corresponding to a payment in lieu of notice) that the Optionee provides or may be eligible to provide pursuant to an employment, consulting, service, severance or other similar written agreement, civil or common law or applicable standard legislation or other statute.

d. “Customer” means any and all Persons who, to the Optionee’s knowledge, have purchased the goods or services of the Company or its Affiliates in connection with the Business at any time during the one (1)-year period immediately preceding the Termination Date.

e. “IRR” means the annual percentage rate which, when utilized to calculate the present value of all Proceeds, shall cause such present value to equal the present value of the Total Invested Capital. The IRR shall be computed with annual compounding and by taking into account (i) the date or dates of investment by the Sponsors in the Company which comprise Total Invested Capital, (ii) the date or dates on which the Sponsors receive Proceeds, and (iii) the amounts of such Proceeds. IRR will be calculated using the following Microsoft Excel spreadsheet formula: XIRR (values, dates, .01) where values is an array of values with the investments that comprise Total Invested Capital being negative values and Proceeds being positive values and using the dates of such investments and receipts of Proceeds as set forth above. If Microsoft Excel is no longer available or if the Microsoft Excel spreadsheet formula is changed, the foregoing formula shall be adjusted as necessary so as to achieve an equivalent result

f. “Measurement Date” means any date upon which Proceeds are received by the Sponsors.

g. “Marketable Securities” means securities that are freely tradeable on an established securities market without restrictions imposed under securities laws, by contract or otherwise and have sufficient trading liquidity (which will be deemed to exist if the trailing four-week trading volume of such securities is greater than two (2) times the average number of such securities outstanding, each calculated as of the most recently ended month) that are received by the Sponsors from an unrelated third party, excluding, for the avoidance of doubt, securities of the Company or its successor, valued based on the closing price per share of such Marketable Securities on the principal securities market on which such Marketable Securities are traded on the day such Marketable Securities are received by the Sponsors.

h. “MOIC” means, as of a Sale of the Company or a Measurement Date, as applicable, the quotient obtained by dividing (i) all Proceeds received as of the date of such Sale of the Company or Measurement Date, including in connection with such Sale of the Company, by (ii) the Total Invested Capital.

i. “Proceeds” means, without duplication, (i) cash proceeds and Marketable Securities of third parties actually received by the Sponsors as consideration for the sale or other disposition of the Sponsors’ Common Shares, net of Sales Costs, and (ii) cash dividends and other cash distributions actually received by the Sponsors with respect to the Sponsors’ Common Shares. For the avoidance of doubt, “Proceeds” shall not include (x) any transaction or monitoring fees or any expense reimbursement received by the Sponsors or (y) the value of any successor shares retained following the consummation of any IPO of the Company or the successor to the Company or any of its Affiliates that is the issuer in the IPO. Notwithstanding the foregoing, as of the first date following an IPO on which the Sponsors hold 20% or less of the Common Shares or any successor shares thereto issued in connection with an IPO, as applicable, that they held immediately prior to the IPO (as adjusted for any stock splits or other changes affecting the Common Shares or such successor shares) (the “Final Performance Measurement Date”), (i) all remaining Common Shares or successor shares held by the Sponsors shall be deemed sold for a per-share cash amount equal to the volume weighted average share price of the Common Shares or any successor shares thereto on the principal securities market on which such shares are traded over the sixty (60) trading days preceding the Final Performance Measurement Date, and (ii) the aggregate amount of such deemed cash, net of Sales Costs, shall be deemed received as Proceeds for all purposes under this Agreement. For the avoidance of doubt, the Final Performance Measurement Date shall be a Measurement Date under this Agreement.

j. “Prospective Customer” means any and all Persons who, to the Optionee’s knowledge, were canvassed or solicited to purchase the goods or services of the Company or its Affiliates in connection with the Business at any time during the one (1)-year period immediately preceding the Termination Date.

k. “Sales Costs” means all out of pocket reasonable legal, accounting, financial advisor, brokerage and investment banking fees paid by the Sponsors and their Affiliates, excluding any such amounts that are paid or reimbursed by the Company or its Subsidiaries.

l. “Securities Act” means the Securities Act of 1933, as amended.

m. “Supplier” means any and all Persons who, to the Optionee’s knowledge, have supplied goods or services to the Company or its Affiliates in connection with the Business at any time during the one (1)-year period immediately preceding the Termination Date.

n. “Term” means the period of time from the Grant Date through the Termination Date.

o. “Territory” means all or any part of North America or any other country or region in which the Company or its Affiliates conduct or solicit business or, as of the Termination Date, are planning or solicit business.

p. “Total Invested Capital” means all amounts invested by the Sponsors in the Company or its Subsidiaries, including amounts used to purchase Common Shares, whether before, at or after the Grant Date.

15. Option Subject to Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

16. Certain Agreements Relating to a Sale of the Company. By entering into this Option Agreement, in connection with a Sale of the Company, the Optionee hereby agrees to:

a. Appoint a member of the Sponsors as its representative, agent, proxy and attorney-in-fact for all purposes relating to such Sale of the Company (the “Representative”), and grant to the Representative full power and authority to (A) enforce any benefit or entitlement of the Optionee, (B) resolve any potential indemnification claim or other dispute, (C) enter into and deliver all agreements, amendments, waivers, releases and other documents that are necessary, required or deemed advisable by the Representative, (D) receive and distribute funds and pay any fees and expenses, and (E) receive and deliver notices, in each case, for and on behalf of the Optionee; and

b. As a condition to the receipt of any payment in respect of the Optionee’s Option, enter into and deliver an Option surrender agreement (in a form reasonably acceptable to the Representative) pursuant to which the Optionee shall: (A) appoint the Representative, (B) release all claims against the Company, the Sponsors and their respective Affiliates relating to the Optionee’s interests in the Company in the Optionee’s capacity as a Optionee other than claims under this Option Agreement, (C) provide the same representations, warranties, covenants, agreements and indemnities as the Sponsors to the extent applicable to Optionees under the Plan; provided, however, that unless otherwise agreed, in no event shall the Optionee be required to agree to noncompetition covenants or covenants providing for non-interference with customers or suppliers that are more restrictive than those by which the Optionee is already bound, (D) pay the Optionee’s pro rata portion (calculated based on the proceeds received by the Optionee in connection with the Sale of the Company) of any fees and expenses of the Sponsors incurred in connection with the Sale of the Company to the extent not paid or reimbursed by the Company or its Affiliates, (E) agree to provide indemnification, participate in any purchase price adjustment and participate in any escrow in respect of any purchase price adjustment, representations and warranties relating to the Company and its Affiliates (including, without limitation, their respective assets, properties, liabilities, operations and businesses) or covenants and obligations of or relating to the Company and its Affiliates on the same terms as the Sponsors other than in the case of such provisions that are individual to the Sponsors; provided, however, that (x) the Optionee shall only be severally (and not jointly) liable for the Optionee’s pro rata portion, if any, of any indemnity, purchase price adjustment or escrow payments, and (y) the aggregate liability of the Optionee shall be limited to the proceeds received by the Optionee in connection with the Sale of the Company.

17. Choice of Law. This Option Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Option Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

18. Consent to Jurisdiction. The Company and the Optionee, by his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Option Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it, he or she is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Option Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Option Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Optionee may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Optionee hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its, his or her address specified pursuant to Section 21 is reasonably calculated to give actual notice.

19. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS OPTION AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 19 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS OPTION AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 19 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

20. Shares Not Registered. Shares shall not be issued pursuant to this Option Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Option Agreement is not required to be registered under any applicable securities laws, the Optionee shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

21. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one business day after deposit with Federal Express or similar overnight courier service, or (c) three business days after being mailed by first class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer, and to the Optionee at the address that he or she most recently provided to the Company, provided that either party may specify a different address by written notice provided in accordance with this Section 21.

22. Entire Agreement. This Option Agreement, including Exhibits A and B attached hereto, the Plan and the Shareholders Agreement, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof;

provided, that the Optionee shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Optionee and the Company, its Affiliates and their respective predecessors to which the Optionee is bound. In the event of any inconsistency between any restrictive covenants contained herein and any restrictive covenants contained in such other agreements, that obligation which is most restrictive upon the Optionee shall control.

23. Survival of Obligations. Exercise, expiration or termination of any or all of the Option or termination of the Optionee’s Service shall not affect the Optionee’s continuing obligations set forth in this Option Agreement, including the Restrictive Covenants, which obligations expressly survive the termination of the Optionee’s Service.

24. Amendment; Waiver. No amendment or modification of any term of this Option Agreement shall be effective unless signed in writing by or on behalf of the Company and the Optionee, and made in accordance with the terms of the Plan. No waiver of any breach or condition of this Option Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

25. Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee and the Optionee’s heirs, successors, legal representatives and permitted assigns. Nothing in this Option Agreement, express or implied, is intended to confer on any person other than the Company and the Optionee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement.

26. Signature in Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

27. No Guarantees Regarding Tax Treatment. The Optionee (or the Optionee’s beneficiaries) shall be responsible for all taxes with respect to the Option. The Board and the Company make no guarantees regarding the tax treatment of the Option. Neither the Board nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A or Section 457A of the Code or otherwise, and none of the Company, any Affiliate or any of their employees or representatives shall have any liability to the Optionee with respect thereto.

28. Compliance with Section 409A. The Company intends that the Option be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the Option. In the event the Option is subject to Section 409A, the Board may, in its sole discretion, take the actions described in Section 10 of the Plan.

29. Acknowledgements. The Optionee accepts this Option Agreement and agrees to the terms and conditions in this Option Agreement and the Plan. The Optionee acknowledges that the Optionee has received a copy of the Plan. The Optionee acknowledges and agrees that the Optionee will become a party to the Shareholders Agreement as a pre-condition to the allotment and issuance of Shares by the Company to the Optionee.

*                     *                    *

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement.

KNOWLTON DEVELOPMENT PARENT INC.

By:

Agreed and acknowledged as of the date first above written:

[●]

EXHIBIT A

NOTICE OF EXERCISE

Knowlton Development Parent, Inc.
255 Boulevard Roland-Therrien Suite 100 Longueuil, Quebec, Canada, J4H 4A6
Attention: Chief Executive Officer	Date of Exercise:

Ladies & Gentlemen:

1. Exercise of Option. This constitutes notice to Knowlton Development Parent, Inc. (the “Company”), that pursuant to my Stock Option Agreement, dated [●] (the “Option Agreement”), I elect to purchase the number of Shares set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Option Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Number of Shares as to which the Option is exercised (“Optioned Shares”):

Grant Date:

Shares to be issued in name of:

Total exercise price of Optioned Shares:

2. Delivery of Payment. As provided under the Option Agreement, I will pay the full exercise price of my Optioned Shares in cash or its equivalent, and I will pay the full amount of withholding taxes determined by the Company to be due in connection with the exercise of my Option in cash or its equivalent.

3. Rights as Shareholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Board pursuant to the Plan or set forth in the Option Agreement, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

4. Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Board. The resolution of such a dispute by the Board shall be final and binding on all parties.

5. Entire Agreement. The Plan, the Option Agreement under which the Optioned Shares were granted and the Shareholders Agreement are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

(social security number)

EXHIBIT B

Joinder to Shareholders Agreement

(See attached)

FORM OF JOINDER TO SHAREHOLDERS AGREEMENT

THIS JOINDER forms part of that certain Shareholders Agreement among the Corporation and the shareholders of the Corporation, dated as of December 21, 2018, as the same may be amended, supplemented or otherwise modified from time to time (the “Agreement”), which Agreement permits execution by counterpart. Defined terms used herein shall have the meanings ascribed to such terms under the Agreement.

The undersigned hereby acknowledges having received a copy of the said Agreement and having read the said Agreement in its entirety. Furthermore, in connection with the issuance of Shares by the Corporation, the undersigned hereby agrees to be joined as a party to the Agreement as a Management Investor and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, agrees to be bound by the terms and conditions of the said Agreement, as if it were an original party thereto.

IN WITNESS WHEREOF, the undersigned has executed this instrument this                                         .

[OPTIONEE]

Address for notices:

Acknowledged and agreed with effect as of

KNOWLTON DEVELOPMENT PARENT, INC.

Per:
Authorized Signatory